Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Apex Technology Acquisition Corporation on Form S-4 of our report dated March 10, 2021 on the consolidated financial statements of AvePoint, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

New York, New York

May 27, 2021